UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 4, 2008 (February 29, 2008)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2008, Anthracite Capital, Inc. (the “Company”) entered into a binding loan commitment letter (the “Commitment Letter”) with BlackRock HoldCo 2, Inc. (“HoldCo 2”), pursuant to the terms of which HoldCo 2 or its affiliate (together, the “Lender”) commits to provide a revolving credit loan facility (the “Facility”) to the Company for general working capital purposes.  HoldCo 2 is a subsidiary of BlackRock, Inc., the parent of BlackRock Financial Management, Inc. (the “Manager”), the manager of the Company.

The Facility will be collateralized by a pledge of equity shares that the Company holds in Carbon Capital II, Inc. (“Carbon II”), a private commercial real estate income fund managed by the Manager.  The principal amount of the Facility will be the lesser of $60,000,000 or a number determined in accordance with a borrowing base calculation equal to 60% of the value of the shares of Carbon II that are pledged to secure the Facility.

The Commitment Letter contemplates that definitive loan documents will be finalized on or before March 21, 2008.  The Facility will have a term of 364 days from the date of the definitive documentation, subject to up to two 364-day extension periods, if the Lender consents to such extensions.  The interest rate payable on the Facility generally shall be a variable rate equal to LIBOR plus 2.5%.  The fee letter, dated February 29, 2008, between the Company and HoldCo 2 (the “Fee Letter”), sets forth terms with respect to fees.

Amounts borrowed under the Facility may be repaid and reborrowed from time to time.  The Company, however, has agreed to use commercially reasonable efforts to obtain other financing to replace the Facility and reduce the outstanding balance.

The terms of the Facility also will give the Lender the option to purchase from the Company the shares of Carbon II that serve as collateral for the Facility, up to the Facility commitment amount, at a price equal to the value of those shares, unless the Company elects to prepay outstanding loans under the Facility in an amount equal to the Lender’s desired share purchase amount and reduce the Facility’s commitment amount accordingly, which may require termination of the Facility.  If any loans are outstanding at the time of such purchase, the share purchase amount shall be reduced by the amount, and applied towards the repayment, of all outstanding loans (and the reduction of the Facility’s commitment amount) in the same manner as if the Company had prepaid such loans, and the balance of the share purchase amount available after such repayment, if any, shall be paid to the Company.

The foregoing descriptions of the Commitment Letter and the Fee Letter are not complete and are qualified in their entirety by reference to the full text of the letters which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Commitment letter, dated February 29, 2008, between BlackRock HoldCo 2, Inc. and the Company
10.2	Fee letter, dated February 29, 2008, between BlackRock HoldCo 2, Inc. and the Company

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
	Name:	James J. Lillis
	Title:	Chief Financial Officer and Treasurer

Dated: March 4, 2008